SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper Asian Growth Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

          For      Against   Abstain
      716,887       28,420    18,352

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

        Investment objectives
        For    Against   Abstain
      647,376   62,116    55,283

         Investment policies
        For    Against   Abstain
      647,376   62,116    55,283

           Diversification
        For    Against   Abstain
      648,513   60,979    55,283

              Borrowing
        For    Against   Abstain
      647,675   61,818    55,283

          Senior securities
        For    Against   Abstain
      648,513   60,979    55,283

              Concentration
          For      Against   Abstain
      648,513       60,979    55,283

      Underwriting of securities
        For    Against   Abstain
      648,513   60,979    55,283

        Investment in real estate
          For      Against   Abstain
      646,820       62,673    55,283

       Purchase of commodities
        For    Against   Abstain
      648,513   60,979    55,283

               Lending
        For    Against   Abstain
      647,831   61,661    55,283

      Margin purchases and short sales
         For      Against     Abstain
      647,416     62,076      55,283

          Pledging of assets
        For    Against   Abstain
      647,759   61,734    55,283

       Purchases of securities
        For    Against   Abstain
      648,513   60,979    55,283

       Purchases of options and warrants
         For       Against      Abstain
      647,708      61,785       55,283


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